ACCOUNTANTS + ADVISORS

www.rrbb.com

ROSENBERG RICH BAKER BERMAN & COMPANY

265 Davidson Avenue, Suite 210 • Somerset, NJ 08873-4120 • PHONE 908-231-1000 • FAX 908-231-6894

111 Dunnell Road, Suite 100 • Maplewood, NJ 07040 • PHONE 973-763-6363 • FAX 973-763-4430

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in the Registration Statement on Form S-1 of our report, dated March 25, 2020, on our audit of the consolidated financial statements of H/Cell Energy Corporation.

We also consent to the reference of our firm under the caption "Experts" in the Registration Statement.

Rosenberg Rich Baker Berman, P.A.

Somerset, New Jersey
April 7, 2020